Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281445 on Form S-3 and Registration Statement Nos. 333-174086, 333-211715, 333-211716, and 333-286950 on Form S-8 of our reports dated February 18, 2026, relating to the financial statements of Huntsman Corporation (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas
February 18, 2026